================================================================================

                          RECEIVABLES PURCHASE AGREEMENT


                          dated as of December 15, 2000



                                      among



                             BAX FUNDING CORPORATION



                                 BAX GLOBAL INC.



                          LIBERTY STREET FUNDING CORP.



                                       and



                             THE BANK OF NOVA SCOTIA


================================================================================






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                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
                                     ARTICLE I.
                          AMOUNTS AND TERMS OF THE PURCHASES
Section 1.1.  Purchase Facility....................................................................1
Section 1.2.  Making Purchases.....................................................................2
Section 1.3.  Purchased Interest Computation.......................................................3
Section 1.4.  Settlement Procedures................................................................3
Section 1.5.  Fees.................................................................................7
Section 1.6.  Payments and Computations, Etc.......................................................7
Section 1.7.  Increased Costs......................................................................8
Section 1.8.  Requirements of Law..................................................................9
Section 1.9.  Mitigation..........................................................................10
Section 1.10. Accounting Terms....................................................................11

                                     ARTICLE II.
               REPRESENTATIONS AND WARRANTIES; COVENANTS;TERMINATION EVENTS
Section 2.1.  Representations and Warranties; Covenants...........................................11
Section 2.2.  Termination Events..................................................................11

                                     ARTICLE III.
                                   INDEMNIFICATION
Section 3.1.  Indemnities by the Seller...........................................................13
Section 3.2.  Indemnities by the Servicer.........................................................14

                                     ARTICLE IV.
                             ADMINISTRATION AND COLLECTIONS
Section 4.1.  Appointment of the Servicer.........................................................14
Section 4.2.  Duties of the Servicer..............................................................15
Section 4.3.  Establishment and Use of Certain Accounts...........................................16
Section 4.4.  Enforcement Rights..................................................................17
Section 4.5.  Responsibilities of the Seller......................................................19
Section 4.6.  Servicing Fee.......................................................................19

                                     ARTICLE V.
                                   MISCELLANEOUS
Section 5.1.  Amendments, Etc.....................................................................20
Section 5.2.  Notices, Etc........................................................................20
Section 5.3.  Assignability.......................................................................20
Section 5.4.  Costs, Expenses and Taxes...........................................................21
Section 5.5.  No Proceedings; Limitation on Payments..............................................22
Section 5.6.  GOVERNING LAW AND JURISDICTION......................................................22
Section 5.7.  Execution in Counterparts...........................................................22
Section 5.8.  Survival of Termination.............................................................23
Section 5.9.  WAIVER OF JURY TRIAL................................................................23
Section 5.10. Entire Agreement....................................................................23
Section 5.11. Headings............................................................................23
Section 5.12. Liabilities.........................................................................23
Section 5.13. Confidentiality.....................................................................23


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




EXHIBIT I         Definitions
EXHIBIT II        Conditions of Purchases
EXHIBIT III       Representations and Warranties
EXHIBIT IV        Covenants
EXHIBIT V         Termination Events

SCHEDULE I        Credit and Collection Policy
SCHEDULE II       Lock-box Banks and Lock-box Accounts
SCHEDULE III      Trade Names

ANNEX A           Form of Monthly Report
ANNEX B           Form of Purchase Notice

     This RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of December 15, 2000, among BAX FUNDING CORPORATION, a California corporation, as seller (the "Seller"), BAX GLOBAL INC., a Delaware corporation ("BAX"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), LIBERTY STREET FUNDING CORP., a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), and THE BANK OF NOVA SCOTIA, a Canadian chartered bank acting through its New York Agency ("BNS"), as administrator (in such capacity, together with its successors and assigns in such capacity, the "Administrator").

     PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the "Agreement" refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

     The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Issuer desires to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestments made by the Issuer.

     In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                       AMOUNTS AND TERMS OF THE PURCHASES

     Section 1.1. Purchase Facility. (a) On the terms and conditions hereinafter set forth, the Issuer hereby agrees to purchase, and make reinvestments in, undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date. Under no circumstances shall the Issuer make any such purchase or reinvestment if, after giving effect to such purchase or reinvestment, the aggregate outstanding Capital of the Purchased Interest would exceed the Purchase Limit.

     (b) The Seller may, upon at least 30 days' written notice to the Administrator, terminate in whole or reduce in part the unused portion of the Purchase Limit; provided, that each partial reduction shall be in the amount of at least $1,000,000, and an integral multiple of $1,000,000, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $20,000,000.

     Section 1.2. Making Purchases. (a) Each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice in the form of Annex B delivered to the Administrator in accordance with Section 5.2 (which notice must be received by the Administrator before 2:00 p.m., New York City time) at least three Business Days before the requested purchase date and shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being the Capital relating to the undivided percentage ownership interest then being purchased), and (B) the date of such purchase (which shall be a Business Day).

     (b) On the date of each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, the Issuer shall, upon satisfaction of the applicable conditions set forth in
Exhibit II, make available to the Seller in same day funds, at The Chase Manhattan Bank, account number 323181317, ABA 021000021, an amount equal to the Capital relating to the undivided percentage ownership interest then being purchased.

     (c) Effective on the date of each purchase pursuant to this Section and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Issuer an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

     (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Issuer a security interest in all of the Seller's right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables,
(ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and the Collection Account and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and Collection Account and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement, and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the "Pool Assets"). The Issuer shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Issuer, all the rights and remedies of a secured party under any applicable UCC.

     Section 1.3. Purchased Interest Computation. The Purchased Interest shall be initially computed on the date of the initial purchase hereunder. Thereafter, until the Facility Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived by the Administrator) be deemed to be 100%. The Purchased Interest shall become zero when the Capital thereof and Discount thereon shall have been paid in full, all the amounts owed by the Seller and the Servicer hereunder to the Issuer, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

     Section 1.4. Settlement Procedures. (a) The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

     (b) The Servicer shall, on each Business Day on which Collections of Pool Receivables are received (or deemed received) by the Seller or Servicer or are deposited into the Lock-Box Accounts, transfer such Collections therefrom and deposit such Collections into the Collection Account. With respect to such Collections on such day, the Servicer shall:

          (i) set aside within the Collection Account for the benefit of the Issuer, out of the percentage of such Collections represented by the Purchased Interest, first an amount equal to the Discount accrued through such day for each Portion of Capital and not previously transferred, second, an amount equal to all accrued and unpaid Fees not previously transferred, and third, to the extent funds are available therefor, an amount equal to the Issuer's Share of the Servicing Fee accrued through such day and not previously transferred; and

          (ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, on behalf of the Issuer, the remainder of the percentage of such Collections, represented by the Purchased Interest, to the extent representing a return on the Capital; such Collections shall be automatically reinvested in Pool Receivables, and in the Related Security and Collections and other proceeds with respect thereto, and the Purchased Interest shall be

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

     automatically recomputed pursuant to Section 1.3; it being understood, that prior to remitting to the Seller the remainder of such Collections by way of reinvestment in Pool

     Receivables, the Servicer shall have calculated the Purchased Interest on such day, and if such Purchased Interest shall exceed 100% of the Net Receivables Pool Balance on such day, such Collections shall not be remitted to the Seller but shall be set aside within the Collection Account for the benefit of the Issuer in accordance with paragraph (iii) below;

          (iii) if such day is a Termination Day, set aside within the Collection Account for the benefit of the Issuer the entire remainder of the percentage of the Collections represented by the Purchased Interest; provided that so long as the Facility Termination Date has not occurred if any amounts are so transferred to the Collection Account on any Termination Day and thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or are waived by the Administrator, such previously transferred amounts shall, to the extent representing a return on the Capital, be reinvested in accordance with the preceding paragraph (ii) on the day of such subsequent satisfaction or waiver of conditions; and

          (iv) if such day is not a Termination Day, release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of (x) any amounts that are required to be reinvested in accordance with the foregoing paragraph (ii) or the proviso to paragraph (iii), (y) the amounts that are required to be set aside pursuant to paragraph (i) above and (z) in the event the Seller is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering the Pool Receivables.

     (c) The Servicer shall deposit into the Administration Account (or such other account designated by the Administrator), on each Settlement Date, Collections held for the Issuer pursuant to clause (b)(i) or (f) plus the amount of Collections then held for the Issuer pursuant to clauses (b)(ii) and (iii) of
Section 1.4; provided, that if BAX or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified BAX (or such Affiliate) that such right is revoked, BAX (or such Affiliate) may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the Issuer's Share of the Servicing Fee. On the last day of each Yield Period, the Administrator will notify the Servicer by facsimile of the amount of Discount accrued with respect to each Portion of Capital during such Yield Period or portion thereof.

     (d) Upon receipt of funds deposited into the Administration Account pursuant to clause (c), the Administrator shall cause such funds to be distributed as follows:

          (i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to the Issuer in payment in full of all accrued Discount with respect to each Portion of Capital and accrued and unpaid Fees, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer (payable in arrears on each Settlement Date) in payment in full of the Issuer's Share of accrued Servicing Fees so set aside, and

          (ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first to the Issuer in payment in full of all accrued Discount with respect to each Portion of Capital and accrued and unpaid Fees, second to the Issuer in payment in full of Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%), third, if BAX or an Affiliate thereof is not the Servicer, to the Servicer in payment in full of the Issuer's Share of all accrued Servicing Fees, fourth, if the Capital and accrued Discount with respect to each Portion of Capital have been reduced to zero, and all accrued Servicing Fees payable to the Servicer (if other than BAX or an Affiliate thereof) have been paid in full, to the Issuer, the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller under this Agreement and, fifth, unless such amount has been retained by the Servicer pursuant to clause (c), to the Servicer (if the Servicer is BAX or an Affiliate thereof) in payment in full of the Issuer's Share of all accrued Servicing Fees.

After the Capital, Discount, Fees and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to the Issuer, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

     (e) For the purposes of this Section 1.4:

          (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by any Originator, the

     Servicer, the Seller or any Affiliate of the Seller, or any setoff or dispute between any Originator, the Seller or any Affiliate of the Seller and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

          (ii) if on any day any of the representations or warranties in Section 1(g), (m) or (s) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full (Collections deemed to have been received pursuant to clause (i) and (ii) of this paragraph (e) are hereinafter sometimes referred to as "Deemed Collections");

          (iii) except as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

          (iv) if and to the extent the Administrator or the Issuer shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by the Administrator or the Issuer but rather to have been retained by the Seller and, accordingly, the Administrator or the Issuer, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

     (f) If at any time the Seller shall wish to cause the reduction of Capital of the Purchased Interest (but not to commence the liquidation, or reduction to zero, of the entire Capital of the Purchased Interest), the Seller may do so as follows:

          (i) the Seller shall give the Administrator and the Servicer at least two Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence);

          (ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

          (iii) the Servicer shall hold such Collections in the Collection Account for the benefit of the Issuer, for payment
                                       6
     to the Administrator on the next Settlement Date immediately following the current Yield Period, and the Capital of the Purchased Interest shall be deemed reduced in the amount to be paid to the Administrator only when in fact finally so paid;

provided, that:

          (A) the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $1,000,000, and the entire Capital of the Purchased Interest after giving effect to such reduction shall be not less than $20,000,000 and shall be in an integral multiple of $1,000,000 (unless Capital shall have been reduced to zero); and

          (B) the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period.

     Section 1.5. Fees. The Seller shall pay to the Administrator certain fees in the amounts and on the dates set forth in a letter, dated the date hereof, among the Seller, the Servicer, the Issuer and the Administrator (as such letter agreement may be amended, supplemented or otherwise modified from time to time, the "Fee Letter").

     Section 1.6. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 2:00 p.m. (New York City time) on the day when due in same day funds to the Administration Account. All amounts received after 2:00 p.m. (New York City time) will be deemed to have been received on the next Business Day.

     (b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

     (c) All computations of interest under clause (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

     Section 1.7. Increased Costs. (a) If either (i) the introduction of, or any change or proposed change in, or in the interpretation of, any applicable law or regulation, or (b) compliance with any guideline or request issued after the date hereof from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by the Administrator, the Issuer, any Purchaser, any other Program Support Provider or any of their respective Affiliates (each, an "Affected Person"), below the rate which such Affected Person could have achieved but for such introduction, change or compliance by an amount such Affected Person deems material, and such Affected Person determines that the amount of such reduction is based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement or any other Transaction Document, then within five (5) Business Days after written demand by any such Affected Person, the Seller shall pay to such Affected Person from time to time as specified by such Affected Person additional amounts sufficient to compensate such Affected Person or other corporation for such reduction; provided, however, that to the extent any reduction in the rate of return on such Affected Person's capital results both from its obligations hereunder and from developments in its business or financial position not related to this Agreement, such Affected Person shall, in determining the amount necessary to compensate it under this Section, attempt in good faith to take account of the relative contributions of such obligations hereunder and such other developments or change in its financial position to such reduction. A certificate of such Affected Person setting forth in reasonable detail the basis for determining such amounts necessary to compensate such Affected Person shall be forwarded to the Seller through the Administrator and shall be conclusively presumed to be correct save for manifest error.

     (b) If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest in respect of which Discount is computed by reference to the Eurodollar Rate, then, upon demand by such Affected Person, the Seller shall promptly pay in any event not later than 30 days from the delivery of such demand to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs; provided, however, that to the extent any such increase in costs results both from its obligations hereunder and from developments in its business or financial position not related to this Agreement, such Affected Party shall, in determining the amount necessary to compensate it under this Section 1.7(b) attempt in good faith to take account of the relative contributions of such obligations hereunder and such other developments or change in its financial position to such increase. The Administrator and Affected Party will promptly notify the Seller of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this
Section 1.7(b); provided that the Administrator shall incur no liability whatsoever to the Affected Party or the Seller in the event it fails to do so. The amount of such compensation shall be determined, in the Affected Party's reasonable discretion, based upon the assumption that such Affected Party funded its purchase or agreed to fund its purchase of such Purchased Interest in the London interbank market and using any reasonable attribution or averaging methods which such Affected Party deems appropriate and practical. A certificate of such Affected Party setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Affected party shall be forwarded to the Seller through the Administrator and shall be conclusively presumed to be correct save for manifest error. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     Section 1.8. Requirements of Law. If any Affected Person reasonably determines that the existence of or compliance with: (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (b) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

          (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall pre-tax net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof),

          (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other
                                       9
     liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder, or

          (iii) does or shall impose on such Affected Person any other condition, and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred; provided, however, that to the extent any such increase in costs or reduced amount receivable results both from its obligations hereunder and from developments in its business or financial position not related to this Agreement, such Affected Person shall, in determining the amount necessary to compensate it under this Section, attempt in good faith to take account of the relative contributions of such obligations hereunder and such other developments or change in its financial position to such reduction. A certificate of such Affected Person setting forth in reasonable detail the basis for determining such amounts necessary to compensate such Affected Person shall be forwarded to the Seller though the Administrator and shall be conclusively presumed to be correct save for manifest error.

     Section 1.9. Mitigation. If any Affected Party demands compensation under
Section 1.7 or Section 1.8, then such Affected Party will use reasonable efforts to designate a different office from which to participate in the Purchase Facility if such designation would avoid the need for, or reduce the amount of, such compensation and would not, in the sole judgment of such Affected Party, be otherwise disadvantageous to such Affected Party. A certificate of such Affected Party setting forth the additional amount or amounts required to compensate such Affected Party in respect of any increased costs, the changes as a result of which such amounts are due and the manner of computing such amounts shall be deemed conclusive; provided that the determinations set forth in such certificate are made reasonably and in good faith. If any Affected party demands compensation from the Seller under Section 1.7 or Section 1.8 more than one hundred eighty (180) days after such Affected Party had knowledge of the occurrence of the event giving rise to such compensation, the Seller shall not be
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obligated to reimburse such Affected Party for amounts incurred as a result of the occurrence of such event more than one hundred eighty (180) days prior to the date on which the Affected Party made such demand (provided that if the event giving rise to the compensation or indemnification is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect).

     Section 1.10. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrator, the Issuer or any other party hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to
Section 2(f) of Exhibit IV hereof (or, prior to the delivery of the first financial statements pursuant to Section 2(f) of Exhibit IV, consistent with the annual audited financial statements referenced in Section 2(e) of Exhibit III hereof); provided, however, if (a) the Seller shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrator shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Seller (or the Servicer on its behalf) to the Administrator as to which no such objection shall have been made.


                                   ARTICLE II.
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               TERMINATION EVENTS

     Section 2.1. Representations and Warranties; Covenants. Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

     Section 2.2. Termination Events. If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Issuer and the Administrator shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the applicable UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE III.
                                 INDEMNIFICATION

     Section 3.1. Indemnities by the Seller. Without limiting any other rights that the Administrator, the Issuer, any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or assigns (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of purchases or reinvestments, the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or its officers, directors, agents or counsel, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables, or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

          (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Monthly Report to be true and correct, or the failure of any other information provided to the Issuer or the Administrator by a Responsible Officer with respect to Receivables or this Agreement to be true and correct,

          (ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects when made,

          (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation,

          (iv) the failure to vest in the Issuer a valid and enforceable: (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, or (B) first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim,

          (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time,

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates),

          (vii) any failure of the Seller (or any of its Affiliates acting as the Servicer) to perform its duties or obligations in accordance with the provisions hereof or under the Contracts,

          (viii) the commingling of Collections at any time with other funds,

          (ix) the use of proceeds of purchases or reinvestments, or

          (x) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

     Section 3.2. Indemnities by the Servicer. Without limiting any other rights that the Administrator, the Issuer or any other Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in a Monthly Report to be true and correct, or the failure of any other information provided to the Issuer or the Administrator by a Responsible Officer of the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by a Responsible Officer of the Servicer under or in connection with this Agreement to have been true and correct in all respects as of the date made or deemed made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof.

                                   ARTICLE IV.
                         ADMINISTRATION AND COLLECTIONS

     Section 4.1. Appointment of the Servicer. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Administrator gives notice to BAX (in accordance with this Section) of the designation of a new Servicer, BAX is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may designate as Servicer any Person (including itself) to succeed BAX or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

     (b) Upon the designation of a successor Servicer as set forth in clause
(a), BAX agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and BAX shall cooperate with and assist such new Servicer. Such cooperation shall include access to or transfer of related records and use by the new Servicer of all licenses or software necessary or desirable (to the extent that BAX may legally transfer or allow the new Servicer to have access to such software without violating the terms of any agreement between BAX and the provider of such licenses or software which relate to the transfer or assignment thereof; it being understood that if such transfer is not permissible, the Servicer shall use its reasonable best efforts to assist the new Servicer in obtaining any such necessary or desirable license or software) to collect the Pool Receivables and the Related Security.

     (c) BAX acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and the Issuer have relied on BAX's agreement to act as Servicer hereunder. Accordingly, BAX agrees that it will not voluntarily resign as Servicer.

     (d) The Servicer may delegate its duties and obligations hereunder with respect to all or any portion of the Pool Receivables to any subservicer (each a "Sub-Servicer"); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and the Issuer shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator, the Administrator shall have consented in writing in advance to such delegation.

     Section 4.2. Duties of the Servicer. (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside, for the accounts of the Seller and the Issuer, the amount of the Collections to which each is entitled in accordance with Article
I. The Servicer may, in accordance with the
                                       15
applicable Credit and Collection Policy, extend the maturity of any Pool Receivable (but not beyond 30 days) and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof;
provided, however, that: (i) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Issuer or the Administrator under this Agreement and (ii) if a Termination Event has occurred and is continuing and BAX or an Affiliate thereof is serving as the Servicer, BAX or such Affiliate may make such extension or adjustment only upon the prior written approval of the Administrator. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of the Issuer), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is BAX or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.

     (b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if BAX or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than BAX or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

     (c) The Servicer's obligations hereunder shall terminate on the later of:
(i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Issuer, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

     After such termination, if BAX or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

     Section 4.3. Establishment and Use of Certain Accounts. (a) Within 45 days of the initial purchase hereunder, the Seller shall enter into Lock-Box Agreements establishing the Lock-Box Accounts listed on
Schedule II with all of the Lock-Box Banks, and deliver original counterparts thereof to the Administrator.

     (b) The Servicer agrees to establish the Collection Account within 45 days of the first purchase hereunder. The Collection Account shall be used to accept the transfer of Collections of Pool Receivables from the Lock-Box Accounts pursuant to Section 1.4(b) and for such other purposes described in the Transaction Documents.

     (c) Any amounts in the Collection Account may be invested by the Collection Account Bank at Servicer's direction, in Permitted Investments, so long as Issuer's interest in such Permitted Investments is perfected and such Permitted Investments are subject to no Adverse Claims other than those of the Issuer provided hereunder.

     (d) Upon the occurrence of a Termination Event, the Administrator may at any time thereafter give notice to each Lock-Box Bank and/or the Collection Account Bank that the Administrator is exercising its rights under the Lock-Box Agreements and/or the Collection Account Agreement, as applicable, to do any or all of the following: (i) to have the exclusive ownership and control of the Lock-Box Accounts and the Collection Account transferred to the Administrator and to exercise exclusive dominion and control over the funds deposited therein,
(ii) to have the proceeds that are sent to the respective Lock-Box Accounts and/or the Collection Account redirected pursuant to the Administrator's instructions rather than deposited in the applicable account, and (iii) to take any or all other actions permitted under the applicable Lock-Box Agreement and/or the Collection Account Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Administrator (or as otherwise directed by the Administrator). The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account and/or the Collection Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator or the Issuer (including its successors and assigns), and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder).

     Section 4.4. Enforcement Rights. (a) At any time following the occurrence of a Termination Event:

          (i) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,

          (ii) the Administrator may give notice of the Issuer's interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee, and

          (iii) the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable (to the extent that BAX may legally transfer or allow the new Servicer to have access to such software without violating the terms of any agreement between BAX and the provider of such licenses or software which relate to the transfer or assignment thereof; it being understood that if such transfer is not permissible, the Servicer shall use its reasonable best efforts to assist the new Servicer in obtaining any such necessary or desirable license or software) to collect the Pool Receivables and the Related Security pursuant to Section 4.1(b), and make the same available to the Administrator or its designee at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

     (b) The Seller hereby authorizes the Administrator, and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid except for its own gross negligence or wilful misconduct, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

     Section 4.5. Responsibilities of the Seller. (a) Anything herein to the contrary notwithstanding, the Seller shall pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator and the Issuer shall not have any obligation or liability with respect to any Pool Asset, nor shall either of them be obligated to perform any of the obligations of the Seller, BAX or an Originator thereunder.

     (b) BAX hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests and for a reasonable fee for such services as agreed to between BAX and such new Servicer, payable by such new Servicer solely out of the Servicing Fee) as the data-processing agent of the Servicer and, in such capacity, BAX shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that BAX conducted such data-processing functions while it acted as the Servicer.

     Section 4.6. Servicing Fee. (a) Subject to clause (b), the Servicer shall be paid a fee equal to 0.50% per annum (the "Servicing Fee Rate") of the daily average aggregate Outstanding Balance of the Pool Receivables. The Issuer's Share of such fee shall be paid through the distributions contemplated by
Section 1.4(d), and the Seller's Share of such fee shall be paid by the Seller.

     (b) If the Servicer ceases to be BAX or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

                                   ARTICLE V.
                                  MISCELLANEOUS

     Section 5.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such material amendment shall be effective until both Moody's and Standard & Poor's have notified the Servicer and the Administrator in writing that such action will not result in a reduction or withdrawal of the rating of any Notes. No failure on the part of the Issuer or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Administrator shall provide each Rating Agency with a copy of each amendment to or waiver or consent under this Agreement promptly following the effective date thereof.

     Section 5.2. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be sent or delivered to each party hereto at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

     Section 5.3. Assignability. (a) This Agreement and the Issuer's rights and obligations herein (including ownership of the Purchased Interest or an interest therein) shall be assignable, in whole or in part, by the Issuer and its successors and assigns with the prior written consent of the Seller; provided, however, that such consent shall not be unreasonably withheld; and provided further, that no such consent shall be required if the assignment is made to BNS, any Affiliate of BNS, any Purchaser or other Program Support Provider or any Person that is: (i) in the business of issuing Notes and (ii) associated with or administered by BNS or any Affiliate of BNS. The Administrator shall provide written notice to each Rating Agency of any such assignment by the Issuer pursuant to this Section 5.3(a).

     (b) The Issuer may at any time grant to one or more banks or other institutions (each a "Purchaser") party to the Liquidity Agreement, or to any other Program Support Provider, participating interests in the Purchased Interest. In the event of any such grant by the Issuer of a participating interest to a Purchaser or other Program Support Provider, the Issuer shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Purchaser or other Program Support Provider shall be entitled to the benefits of Sections 1.7 and 1.8. The Seller shall have the right to consent in advance to each Person that becomes a party to the Liquidity Agreement as a Purchaser following the date hereof.

     (c) This Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns; provided, that unless: (i) such assignment is to an Affiliate of BNS, (ii) it becomes unlawful for BNS to serve as the Administrator or (iii) a Termination Event exists, the Seller has consented in writing, in advance of any such assignment to such assignment, which consent shall not be unreasonably withheld. The Administrator shall provide written notice to each Rating Agency of any such assignment by it pursuant to this Section 5.3(c).

     (d) Except as provided in Section 4.1(d), neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrator.

     (e) Without limiting any other rights that may be available under applicable law, the rights of the Issuer may be enforced through it or by its agents.

     Section 5.4. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 3.1, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic internal audits by the Administrator of Pool Receivables) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof, to the extent such amendment, waiver or modification was requested or required by the Seller, the Servicer, any Originator or any Rating Agency), including: (i) Attorney Costs for the Administrator, the Issuer and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the Issuer and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) all reasonable costs and
                                       21
expenses (including Attorney Costs), if any, of the Administrator, the Issuer and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents.

     (b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 5.5. No Proceedings; Limitation on Payments. Each of the Seller, the Servicer, the Administrator, each assignee of the Purchased Interest or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by the Issuer is paid in full. The provision of this Section 5.5 shall survive any termination of this Agreement.

     Section 5.6. GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     Section 5.7. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so
                                       22
executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

     Section 5.8. Survival of Termination. The provisions of Sections 1.7, 1.8, 3.1, 3.2, 5.4, 5.5, 5.6, 5.9, 5.12 and 5.13 shall survive any termination of this Agreement.

     Section 5.9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     Section 5.10. Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     Section 5.11. Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

     Section 5.12. Liabilities. The obligations of the Issuer under the Transaction Documents are solely the corporate obligations of the Issuer and the Seller, as the case may be. Except in their respective separate capacities as parties to any of the Transaction Documents, no recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any stockholder, employee, officer, director or incorporator of the Issuer or the Seller, as the case may be; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

     Section 5.13. Confidentiality. Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to:
(a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, and (b) the Seller's legal counsel and auditors if they agree to hold it confidential. Unless otherwise required by applicable law, each of the Administrator and the Issuer agrees to maintain the confidentiality of non-public information regarding The Pittston Company and its Subsidiaries; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to The Pittston Company and only for use in connection with this transaction and the commercial paper program of the Issuer, (ii) legal counsel and auditors of the Issuer or the Administrator if they agree to hold it confidential and only for use in connection with this transaction and the commercial paper program of the Issuer,
(iii) the rating agencies rating the Notes to the extent such information relates to the Receivables Pool or the transactions contemplated by this Agreement, or if not so related, upon obtaining the prior consent of The Pittston Company (such consent not to be unreasonably withheld), (iv) any Program Support Provider or potential Program Support Provider (if they agree, in a manner and form reasonably acceptable to The Pittston Company, to hold it confidential and to use such information only in connection with its participation in this transaction and the Issuer's commercial paper program) to the extent such information relates to the Receivables Pool or the transactions contemplated by this Agreement, or if not so related, upon obtaining the prior consent of The Pittston Company (such consent not to be unreasonably withheld),
(v) any placement agent placing the Notes (if they agree, in a manner and form reasonably acceptable to The Pittston Company, to hold it confidential and to use such information only in connection with its participation in this transaction and the Issuer's commercial paper program) and (vi) any regulatory authorities having jurisdiction over BNS, the Issuer, any Program Support Provider or any Purchaser. The Pittston Company is an intended third-party beneficiary of this Section 5.13.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         BAX FUNDING CORPORATION

                         By:  /s/ James B. Hartough
                             --------------------------------
                             Name: James Hartough
                             Title: President

                             Address:

                             BAX Funding Corporation
                             16808 Armstrong Avenue
                             Irvine, California 92713
                             Attention: Daniel Crowley
                             Telephone: 949-752-4000
                             Facsimile: 949-260-2305

                         with a copy to:

                             BAX Funding Corporation
                             c/o The Pittston Company
                             1801 Bayberry Court
                             Richmond, Virginia 23226-8100
                             Attention: James Hartough, President
                             Telephone: 804-289-9622
                             Facsimile: 804-289-9760

                         BAX GLOBAL INC.

                         By:  /s/ James B. Hartough
                             --------------------------------
                             Name:  James Hartough
                             Title: Treasurer

                             Address:
                             BAX Global Inc.
                             16808 Armstrong Avenue
                             Irvine, California 92713
                             Attention: Daniel Crowley, Executive Vice
                                        President and Chief Financial Officer
                             Telephone: 949-752-4000
                             Facsimile: 949-260-2305

                         with a copy to:

                         BAX Global Inc.
                         c/o The Pittston Company

                                                 Receivables Purchase Agreement

                          LIBERTY STREET FUNDING CORP.


                          By:    /s/ Bernard J. Angelo
                              ----------------------------------------
                              Name:  Bernard J. Angelo
                                   -----------------------------------
                              Title: Vice President
                                   -----------------------------------
                              Address:

                              Liberty Street Funding Corp.
                              c/o Global Securitization
                                       Services, LLC
                              114 West 47th Street, Suite 1715
                              New York, New York 10036
                              Attention: Andrew L. Stidd
                              Telephone No.: (212) 302-5151
                              Facsimile No.: (212) 302-8767

                              With a copy to:

                              The Bank of Nova Scotia
                              One Liberty Plaza
                              New York, New York 10006
                              Attention: Michael Parker
                              Telephone No.: (212) 225-5061
                              Facsimile No.: (212) 225-5090


                          THE BANK OF NOVA SCOTIA,
                            as Administrator


                          By:    /s/ J. Alan Edwards
                              ----------------------------------------
                              Name:  J. Alan Edwards
                                   -------------------------------------
                              Title: Managing Director
                                   -------------------------------------
                              Address:

                              The Bank of Nova Scotia
                              One Liberty Plaza
                              New York, New York 10006
                              Attention: Michael Parker
                              Telephone No.: (212) 225-5061
                              Facsimile No.: (212) 225-5090

                                                 Receivables Purchase Agreement

                                    EXHIBIT I
                                   DEFINITIONS

     As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

     "Administration Account" means the account, account number 2158-13 of the Administrator maintained at the office of The Bank of Nova Scotia, or such other account as may be so designated in writing by the Administrator to the Servicer.

     "Administrator" has the meaning set forth in the preamble to the Agreement.

     "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Issuer or the Administrator (for the benefit of the Issuer) shall not constitute an Adverse Claim.

     "Affected Person" has the meaning set forth in Section 1.7 of the Agreement.

     "Affiliate" means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, with respect to the Issuer, Affiliate shall mean the holder(s) of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

     "Agreement" has the meaning set forth in the preamble.

     "Alternate Rate" for any Yield Period for any Portion of Capital of the Purchased Interest (to the extent such Portion of Capital is not being funded at such time by the issuance of Notes) means an interest rate per annum equal to 1.125% per annum above the Eurodollar Rate for such Yield Period; provided, however, that in the case of:

          (i) any Yield Period on or before the first day of which the Administrator shall have been notified by the Issuer, a

                                                 Receivables Purchase Agreement

     Purchaser or any other Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Issuer, such Purchaser or other Program Support Provider, as applicable, to fund any Portion of Capital based on the Eurodollar Rate (and the Issuer, such Purchaser or other Program Support Provider shall not have subsequently notified the Administrator that such circumstances no longer exist),

          (ii) any Yield Period of one to (and including) 29 days,

          (iii) any Yield Period as to which the Administrator does not receive notice of a request for funding pursuant to Section 1.2(a) of the Agreement before 2:00 p.m. (New York City time) on the third Business Day preceding the first day of the proposed Yield Period, or

          (iv) any Yield Period relating to a Portion of Capital that is less than $1,000,000,

the "Alternate Rate" for each such Yield Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Yield Period. The "Alternate Rate" for any day while a Termination Event exists shall be an interest rate equal to 2.0% per annum above the Base Rate in effect on such day.

     "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

     "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C.'SS'101, et seq.), as amended from time to time.

     "Base Rate" means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

          (a) the rate of interest in effect for such day as publicly announced from time to time by BNS in New York, New York as its "reference rate". Such "reference rate" is set by BNS based upon various factors, including BNS's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate or

          (b) 0.50% per annum above the latest Federal Funds Rate.

     "Benefit Plan" means any employee benefit pension plan as defined in
Section 3(2) of ERISA in respect of which the Seller,

                                                 Receivables Purchase Agreement
any Originator, BAX or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

     "BNS" has the meaning set forth in the preamble to the Agreement

     "Business Day" means any day (other than a Saturday or Sunday) on which:
(a) banks are not authorized or required to close in New York City, New York and
(b) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

     "Capital" means the amount paid to the Seller in respect of the Purchased Interest by the Issuer pursuant to the Agreement, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to
Section 1.4(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

     "Change in Control" means (a) that BAX ceases to own, directly or indirectly, 100% of the capital stock of the Seller free and clear of all Adverse Claims or (b) that The Pittston Company ceases to own, directly or indirectly, a majority of the capital stock of BAX or any Originator.

     "Closing Date" means December 15, 2000.

     "Collection Account" means that certain bank account numbered 323181317 maintained at The Chase Manhattan Bank in New York, New York which is (i) identified as the "Liberty Street/BAX Funding Corporation Collection Account",
(ii) in the Seller's name, (iii) pledged, on a first-priority basis, to the Issuer pursuant to Section 1.2(d), and (iv) is governed by the Collection Account Agreement.

     "Collection Account Agreement" means that certain letter agreement dated as of the date hereof among the Seller, the Servicer, the Administrator and the Collection Account Bank, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Agreement.

     "Collection Account Bank" means each bank maintaining a Collection Account.

     "Collections" means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, BAX, the Seller or

                                                 Receivables Purchase Agreement
the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections and
(c) all other proceeds of such Pool Receivable.

     "Company Note" has the meaning set forth in Section 3.1 of the Sale Agreement.

     "Concentration Percentage" means: (a) for any Group A Obligor, 6%, (b) for any Group B Obligor, 4%, (c) for any Group C Obligor, 3% and (d) for any Group D Obligor, 2%; provided, however, that the Issuer may, with prior written consent from the Administrator, and if the Rating Agency Condition is satisfied, approve higher Concentration Percentages for selected Obligors.

     "Concentration Reserve" means, at any time the aggregate Capital at such time multiplied by (a) the Concentration Reserve Percentage divided by (b) 1 minus the Concentration Reserve Percentage at such time.

     "Concentration Reserve Percentage" means, at any time, the largest of: (a) the sum of four largest Group D Obligor Percentages, (b) the sum of the two largest Group C Obligor Percentages and (c) the largest Group B Obligor Percentage.

     "Contract" means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

     "CP Rate" means, for any Yield Period for any Portion of Capital, the per annum rate equivalent to the weighted average cost (as determined by the Administrator and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes maturing on dates other than those on which corresponding funds are received by the Issuer, other borrowings by the Issuer (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the Issuer or the Administrator to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of the Issuer); provided, however, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such Portion of Capital for such Yield Period, the Issuer shall for such component use the rate

                                                 Receivables Purchase Agreement
resulting from converting such discount rate to an interest bearing equivalent rate per annum. Notwithstanding the foregoing, the "CP Rate" for any day while a Termination Event exists, shall be an interest rate equal to 2% above the Base Rate in effect on such day.

     "Credit and Collection Policy" means, as the context may require, those receivables credit and collection policies and practices of each Originator in effect on the date of the Agreement and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

     "Days' Sales Outstanding" means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(ii) the aggregate amount of new Receivables generated by each Originator during the three calendar months ended on or before the last day of such calendar month divided by (ii) 90.

     "Debt" of any Person means, without duplication, the sum of the following determined and calculated in accordance with GAAP: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (d) the principal portion of all obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
(a) through (d).

     "Deemed Collections" has the meaning set forth in Section 1.4(e)(ii) of the Agreement.

     "Default Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the sum of (i) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month, by (b) the aggregate credit sales made by the Originators during the month that is three calendar months before such month.

     "Defaulted Receivable" means a Receivable:


                                                 Receivables Purchase Agreement

          (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the Shipping Date for such Receivable, or

          (b) without duplication (i) as to which an Event of Bankruptcy shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or
     (ii) which has been, or, consistent with the Credit and Collection Policy would be, written off the Seller's books as uncollectible.

     "Delinquency Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by
(b) the Net Receivables Pool Balance on such day.

     "Delinquent Receivable" means a Receivable (other than a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for more than 60 days from the Shipping Date for such Receivable.

     "Dilution Horizon" means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such calendar month of: (a) the aggregate credit sales made by the Originators during the most recent one calendar month to (b) the aggregate Outstanding Balance of the Eligible Receivables at the last day of the most recent calendar month.

     "Dilution Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of the Agreement during such calendar month by (b) the aggregate credit sales made by all the Originators during the calendar month that is one month prior to such calendar month.

     "Dilution Reserve" means, on any day, an amount equal to: (a) to the extent that The Pittston Company has a long-term senior unsecured debt rating of at least "BBB-" by Standard & Poor's and "Baa3" by Moody's, 0%, or (b) if The Pittston Company does not have the debt rating described in clause (a), above,
(i) the Capital at the close of business of the Servicer on such date multiplied by (ii) (A) the Dilution Reserve Percentage on such date, divided by (B) 1 minus the Dilution Reserve Percentage on such date.

     "Dilution Reserve Percentage" means on any date, the greater of: (a) 3% and
(b) the product of (i) the Dilution Horizon
                                                 Receivables Purchase Agreement
multiplied by (ii) the sum of (x) 2 times the average of the Dilution Ratios for the twelve most recent calendar months and (y) the Spike Factor.

     "Discount" means:

          (a) for the Portion of Capital for any Yield Period to the extent the Issuer will be funding such Portion of Capital during such Yield Period through the issuance of Notes:

                              CPR x C x ED/360 + TF

          (b) for the Portion of Capital for any Yield Period to the extent the Issuer will not be funding such Portion of Capital during such Yield Period through the issuance of Notes:

                              AR x C x ED/Year + TF

     where:


                  AR    =   the Alternate Rate for the Portion of Capital  for
                            such Yield Period,

                  C     =   the relevant Portion of Capital during such Yield
                            Period,

                  CPR   =   the CP Rate for the Portion of Capital,

                  ED    =   the actual number of days during such Yield Period,

                  Year  =   if such Portion of Capital is funded based upon:
                            (i) the  Eurodollar  Rate,  360 days, and
                            (ii) the Base Rate, 365 or 366 days, as applicable,
                            and

                  TF    =   the Termination Fee, if any, for the Portion of
                            Capital for such Yield Period;


provided, however, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for the Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                                                 Receivables Purchase Agreement

     "Eligible Receivable" means, at any time, a Pool Receivable:

          (a) the Obligor of which is (i) a United States resident; provided, however, if the Obligor of such Receivable is a resident of a jurisdiction other than the United States (and, solely to the extent that (1) the inclusion of any Receivables of such Obligor in the Net Receivables Pool Balance has been consented to, in writing, by the Administrator prior to such inclusion; it being understood that by signing the Agreement on the date hereof, the Administrator shall, subject to the concentration limitation set forth in this proviso and the remaining requirements of this parenthetical, be deemed to have consented in writing for purposes of this parenthetical, to the inclusion of Receivables in the Net Receivables Pool Balance, the Obligors of which are residents of either Mexico or Canada and
     (2) the Administrator has received reasonably satisfactory evidence that the Contract relating to any such Receivable does not prohibit, restrict or otherwise require the consent of the related Obligor in order for the Originator thereof to freely assign such Receivable as contemplated by the Transaction Documents), the aggregate Outstanding Balance of all Pool Receivables of such Obligor that are Eligible Receivables when added to the aggregate Outstanding Balance of all other Eligible Receivables of Obligors that are not residents of the United States, shall not exceed 10% of the aggregate outstanding balance of all Eligible Receivables (not counting any otherwise Eligible Receivables the Obligors of which are not residents of the United States) at such time, (ii) not a government or a governmental subdivision, affiliate or agency; provided, however, if the Obligor of such Receivable is a government or a governmental subdivision, affiliate or agency, the aggregate Outstanding Balance of all Pool Receivables of such Obligor that are Eligible Receivables when added to the aggregate Outstanding Balance of all other Eligible Receivables of Obligors that are governments or a governmental subdivisions, affiliates or agencies shall not exceed 5% of the aggregate outstanding balance of all Eligible Receivables (not counting any otherwise Eligible Receivables the Obligors of which are not governments or a governmental subdivisions, affiliates or agencies) at such time, (iii) not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement and (iv) not an Affiliate of BAX or any Affiliate of BAX,

          (b) that is denominated and payable only in U.S. dollars in the United States,

          (c) that does not have a stated maturity which is more than 45 days after the Shipping Date of such Receivable; provided, however, that the aggregate Outstanding Balance of all Receivables that have payment terms that are greater than

                                                 Receivables Purchase Agreement

     15 days after the Shipping Date for such Receivable, shall not exceed 10% of the aggregate outstanding balance of all Eligible Receivables (not counting any otherwise Eligible Receivables with payment terms greater than 15 days after the Shipping Date thereof),

          (d) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of each Originator's business,

          (e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms,

          (f) that conforms in all material respects with all applicable laws, rulings and regulations in effect,

          (g) that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim,

          (h) that satisfies all applicable requirements of the applicable Credit and Collection Policy,

          (i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement,

          (j) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller,

          (k) for which the Issuer shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,

          (l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,

          (m) that is not a Defaulted Receivable,

          (n) for which neither the Originator thereof, the Seller nor the Servicer has established any offset arrangements with the related Obligor,


                                                 Receivables Purchase Agreement

          (o) for which Defaulted Receivables of the related Obligors identified on the Monthly Report do not exceed 40% of the Outstanding Balance of all such Obligor's Receivables,

          (p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof, and

          (q) the obligation with respect to which represents all or part of the sales price of merchandise, insurance or services within the meaning of
     Section 3(c)(5) of the Investment Company Act of 1940, as amended.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "ERISA Affiliate" means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or BAX, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or BAX, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, any corporation described in clause (a) or any trade or business described in clause (b).

     "ERISA Notice" means any of the following notices: (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Benefit Plan under Section 401(a) of the Code (along with a copy thereof) which would have a Material Adverse Effect, (ii) all notices received by the Servicer or its Affiliates or any ERISA Affiliate of the Pension Benefit Guaranty Corporation's intent to terminate any pension plan or to have a trustee appointed to administer any pension plan, (iii) all notices received by any of the Servicer or its Affiliates or any ERISA Affiliate from a multiemployer plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA which would have a Material Adverse Effect, (iv) the Servicer or its Affiliates obtaining knowledge or reason to know that the Servicer or its Affiliates or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any pension plan under a distress termination within the meaning of Section 4041(c) of ERISA, and (v) the occurrence of a Reportable Event (within the meaning of Section 4043 of ERISA), unless notice of any such Reportable Event has been waived by regulation.


                                                 Receivables Purchase Agreement

     "Eurodollar Rate" means, for any Yield Period, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

                                              LIBOR
                           ----------------------------------
                    100% - Eurodollar Rate Reserve Percentage

where "Eurodollar Rate Reserve Percentage" means, for any Yield Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Yield Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to "Eurocurrency" funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Yield Period.

     "Event of Bankruptcy" means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the U.S. Bankruptcy Code.

     "Excess Concentration" means the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

     "Facility Termination Date" means the earliest to occur of: (a) December 15, 2005,(b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement and (d) the date that the commitments of all Purchasers terminate under the Liquidity Agreement.

     "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by

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                                     I-11
the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

     "Fee Letter" has the meaning set forth in Section 1.5 of the Agreement.

     "Fees" means the fees payable by the Seller to the Issuer (or the Administrator on behalf of the Issuer) pursuant to the Fee Letter.

     "GAAP" means, subject to the provisions set forth in Section 1.10 of the Agreement, generally accepted accounting principles in the United States, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis throughout the period indicated.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Group A Obligor" means any Obligor with a short-term rating of at least:
(a) "A-1" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "A+" or better by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) "P-1" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "A1" or better by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

     "Group B Obligor" means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) "A-2" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB+" to "A" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt

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

securities, and (b) "P-2" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa1" to "A2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

     "Group B Obligor Percentage" means, at any time, for each Group B Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group B Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

     "Group C Obligor" means an Obligor, not a Group A Obligor or Group B Obligor, with a short-term rating of at least: (a) "A-3" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB-" to "BBB" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) "P-3" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa3" to "Baa2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

     "Group C Obligor Percentage" means, at any time, for each Group C Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group C Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

     "Group D Obligor" means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.

     "Group D Obligor Percentage" means, at any time, for each Group D Obligor:
(a) the aggregate Outstanding Balance of the Eligible Receivables of such Group D Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

     "Indemnified Amounts" has the meaning set forth in Section 3.1 of the Agreement.

     "Indemnified Party" has the meaning set forth in Section 3.1 of the Agreement.

     "Independent Director" has the meaning set forth in paragraph 3(c) of
Exhibit IV to the Agreement.

     "Insolvency Proceeding" means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b)

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

any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the InternalRevenue Code also refer to any successor sections.

     "Issuer" has the meaning set forth in the preamble to the Agreement.

     "Issuer's Share" of any amount means such amount multiplied by the Purchased Interest at the time of determination.

     "LIBOR" means the rate of interest per annum determined by the Administrator to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Administrator by the Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the Portion of Capital to be funded at the Eurodollar Rate during such Yield Period would be offered by major banks in the London interbank market to such Reference Bank at its request at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Yield Period.

     "Liquidity Agent" means BNS in its capacity as the Liquidity Agent pursuant to the Liquidity Agreement.

     "Liquidity Agreement" means the Liquidity Asset Purchase Agreement, dated as of December 15, 2000 between the Purchasers from time to time party thereto, the Issuer and BNS, as Administrator and Liquidity Agent, as the same may be further amended, supplemented or otherwise modified from time to time.

     "Lock-Box Account" means an account maintained at a bank or other financial institution for the purpose of receiving Collections.

     "Lock-Box Agreement" means an agreement, in form and substance satisfactory to the Administrator, among the Seller, the Servicer, the Administrator and a Lock-Box Bank.

     "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

     "Loss Reserve" means, on any date, an amount equal to (a) the Capital at the close of business of the Servicer on such date

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

multiplied by (b)(i) the Loss Reserve Percentage on such date divided by (ii) 1 minus the Loss Reserve Percentage on such date.

     "Loss Reserve Percentage" means, on any date, the greater of: (a) 12% and
(b) (i) the product of (x) 2 times the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months multiplied by (y) the sum of the aggregate credit sales made during the two most recent calendar months, plus one-half of the aggregate credit sales made during the third most recent calendar months divided by (ii) the Net Receivables Pool Balance on such date.

     "Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were written off the Seller's books as uncollectible during such month, by (b) the aggregate amount of Collections (other than Deemed Collections) received during such month.

     "Material Adverse Effect" means, relative to any Person with respect to any event or circumstance, a material adverse effect on:

          (a) the assets, financial condition or results of operations of any such Person taken as a whole that would impair its ability to perform its obligations under the Agreement or any other Transaction Document to which it is a party,

          (b) the rights or remedies of the Seller, Issuer or Administrator under the Agreement or any other Transaction Document,

          (c) the validity or enforceability of any other Transaction Document, or the validity, enforceability or collectibility of the Pool Receivables, or

          (d) the status, perfection, enforceability or priority of the Issuer's or the Seller's interest in the Pool Assets.

     "Monthly Report" means a report, in substantially the form of Annex A to the Agreement, furnished to the Administrator pursuant to the Agreement.

     "Monthly Settlement Date" means the first Business Day of each calendar month.

     "Moody's" means Moody's Investors Service, Inc.


                                                 Receivables Purchase Agreement


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

     "Net Receivables Pool Balance" means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration.

     "Notes" means short-term promissory notes issued, or to be issued, by the Issuer to fund its investments in accounts receivable or other financial assets.

     "Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable other than an agent or Affiliate of the related Originator.

     "Originator" has the meaning set forth in the Sale Agreement.

     "Originator Assignment Certificate" means each assignment, in substantially the form of Exhibit C to the Sale Agreement, evidencing Seller's ownership of the Receivables generated by each Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Sale Agreement.

     "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

     "Payment Date" has the meaning set forth in Section 2.1 of the Sale Agreement.

     "Permitted Investments" means certificates of deposit that are not represented by instruments, have a maturity of one week or less and are issued by the Collection Account Bank (with respect to the investment of funds in the Collection Account) or The Bank of Nova Scotia; provided, however, that the Administrator (on behalf of Issuer) may, from time to time, upon seven Business Days' prior written notice to Servicer, remove from the scope of "Permitted Investments" certificates of deposit of any such bank(s) and specify to be within such scope, certificates of deposit of any other bank.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

     "Pool Assets" has the meaning set forth in Section 1.2(d) of the Agreement.

     "Pool Receivable" means a Receivable in the Receivables Pool.


                                                 Receivables Purchase Agreement

     "Portion of Capital" means, at any time, any portion of the Capital being funded or maintained by the Issuer by reference to a particular interest rate basis. In addition, at any time when the Capital of the Purchased Interest is not divided into two or more portions, "Portion of Capital" means 100% of the Capital.

     "Program Support Agreement" means and includes the Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for:
(a) the issuance of one or more letters of credit for the account of the Issuer,
(b) the issuance of one or more surety bonds for which the Issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by the Issuer to any Program Support Provider of the Purchased Interest (or portions thereof) and/or (d) the making of loans and/or other extensions of credit to the Issuer in connection with the Issuer's Receivables-securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

     "Program Support Provider" means and includes any Purchaser and any other Person (other than any customer of the Issuer) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Issuer pursuant to any Program Support Agreement.

     "Purchase and Sale Indemnified Amounts" has the meaning set forth in
Section 9.1 of the Sale Agreement.

     "Purchase and Sale Indemnified Party" has the meaning set forth in Section
9.1 of the Sale Agreement.

     "Purchase and Sale Termination Date" has the meaning set forth in Section
1.4 of the Sale Agreement.

     "Purchase and Sale Termination Event" has the meaning set forth in Section
8.1 of the Sale Agreement.

     "Purchase Facility" has the meaning set forth in Section 1.1 of the Sale Agreement.

     "Purchase Limit" means $90,000,000, as such amount may be reduced pursuant to Section 1.1(b) of the Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital.

     "Purchase Price" has the meaning set forth in Section 2.1 of the Sale Agreement.

     "Purchase Report" has the meaning set forth in Section 2.1 of the Sale Agreement.


                                                 Receivables Purchase Agreement

     "Purchased Interest" means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

                            Capital + Total Reserves
                         ------------------------------
                          Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section
1.3 of the Agreement.

     "Purchaser" has the meaning set forth in Section 5.3(b) of the Agreement.

     "Rating Agency" means each of Moody's, Standard & Poor's and any other nationally recognized rating agency then rating the Issuer's Notes.

     "Rating Agency Condition" means, with respect to any event or occurrence, receipt by the Issuer of written confirmation from Standard & Poor's and Moody's that such event or occurrence shall not cause the rating on the then outstanding Notes to be downgraded or withdrawn.

     "Receivable" means any indebtedness and other obligations owed to any Originator or the Seller or any right of the Seller or such Originator to payment from or on behalf of an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by such Originator or Seller, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

     "Receivables Pool" means, at any time, all of the then outstanding Receivables purchased or purported to be purchased by the Seller or contributed to the Seller pursuant to the Sale Agreement prior to the Facility Termination Date.

     "Reference Bank" means BNS.

     "Related Rights" has the meaning set forth in Section 1.1 of the Sale Agreement.


                                                 Receivables Purchase Agreement

     "Related Security" means, with respect to any Receivable:

          (a) all of the Seller's and each Originator's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

          (b) all instruments and chattel paper that may evidence such Receivable,

          (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

          (d) all of the Seller's and each Originator's rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

     "Responsible Officer" shall mean, with respect to any Person, the chairman, the chief executive officer, the chief financial officer, the president, the controller, the secretary, the treasurer, or any other officer or designee of such Person customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter any other officer or designee to whom such matter is referred because of such officer's or designee's knowledge of and familiarity with the particular subject.

     "Sale Agreement" means the Purchase and Sale Agreement, dated as of December 15, 2000, between the Seller and the Originators that are or become a party thereto pursuant to the terms thereof, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Seller" has the meaning set forth in the preamble to the Agreement.

     "Seller's Share" of any amount means the greater of: (a) $0 and (b) such amount minus the Issuer's Share.

     "Servicer" has the meaning set forth in the preamble to the Agreement.

     "Servicing Fee" shall mean the fee referred to in Section 4.6 of the Agreement.


                                                 Receivables Purchase Agreement

     "Servicing Fee Rate" shall mean the rate referred to in Section 4.6 of the Agreement.

     "Servicing Fee Reserve" for the purchased interest at any time means the sum of (a) the then accrued and unpaid Servicing Fee relating to the Purchased Interest plus (b) the product of (i) the Outstanding Balance of Pool Receivables at such time, times (ii) the product of (x) the Servicing Fee Rate multiplied by
(y) a fraction, the numerator of which is 1.5 times the Days' Sales Outstanding (calculated on the last day of the most recent preceding calendar month) and the denominator of which is 360.

     "Settlement Date" means (a) with respect to any Portion of Capital, the last day of the Yield Period for such Portion of Capital and (b) with respect to any fees payable under the Agreement, the Monthly Settlement Date.

     "Shipping Date" means, with respect to any Receivable, the date on which the goods and/or services pursuant to which such Receivable arose, are shipped by the applicable Originator thereof.

     "Solvent" means, with respect to any Person at any time, a condition under which:

          (i) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

          (ii) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("debts," for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

          (iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

          (iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

     For purposes of this definition:

          (A) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light
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                                     I-20
     of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

          (B) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

          (C) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

          (D) the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's-length transaction in an existing and not theoretical market.

     "Spike Factor" means, for any calendar month, the positive difference, if any, between: (a) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months and (b) the arithmetic average of the Dilution Ratios for such twelve months.

     "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

     "Termination Day" means: (a) each day on which the conditions set forth in
Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

     "Termination Event" has the meaning specified in Exhibit V to the Agreement.

     "Termination Fee" means, for any Yield Period, the amount, if any, by which: (a) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Yield Period pursuant to the definition thereof) that would have accrued during such Yield Period on the reductions of Capital

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

relating to such Yield Period had such reductions not been made, exceeds
(b) the income, if any, received by the Issuer from investing the proceeds of such reductions of Capital, as determined by the Administrator, which determination shall be binding and conclusive for all purposes, absent manifest error.

     "Total Reserves" means, at any time the sum of : (a) the Yield Reserve, plus (b) Servicing Fee Reserve, plus (c) the greater of (i) the sum of (A) the Loss Reserve plus (B) the Dilution Reserve and (ii) the Concentration Reserve.

     "Transaction Documents" means the Agreement, the Lock-Box Agreement(s), the Collection Account Agreement, the Fee Letter, the Sale Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

     "Unmatured Purchase and Sale Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

     "Unmatured Termination Event" means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

     "Yield Period" means, with respect to each Portion of Capital: (a) with respect to any Portion of Capital funded by the issuance of Notes, (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Capital and ending on (and including) the last day of the current calendar month, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Yield Period for such Portion of Capital and ending on (and including) the last day of the current calendar month; and (b) with respect to any Portion of Capital not funded by the issuance of Notes, (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Capital and ending such number of days (including a period of one day) as the Administrator shall select, and (ii) thereafter, each period commencing on the last day of the immediately preceding Yield Period and ending on such number of days (including a period of one day) as the Administrator shall select; provided, that

          (i) any Yield Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be

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

     extended to the next succeeding Business Day; provided, however, if Discount in respect of such Yield Period is computed by reference to the Eurodollar Rate, and such Yield Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Yield Period shall end on the next preceding Business Day;

          (ii) in the case of any Yield Period of one day, (A) if such Yield Period is the initial Yield Period for a purchase hereunder (other than a reinvestment), such Yield Period shall be the day of such purchase; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and, if the immediately preceding Yield Period is one day, be the day next following such immediately preceding Yield Period; and (C) if such Yield Period occurs on a day immediately preceding a day which is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day; and

          (iii) in the case of any Yield Period for any Portion of Capital which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Yield Period shall end on such Facility Termination Date and the duration of each Yield Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by the Administrator.

     "Yield Reserve" means, at any time:


                           ( BR x 1.5(DSO) x Capital)
                            ----
                            360

     where:

                  BR    =    the Base Rate in effect at such time, and

                  DSO   =    Days' Sales Outstanding.

     Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                                 Receivables Purchase Agreement

                                   EXHIBIT II
                             CONDITIONS OF PURCHASES


     1. Conditions Precedent to Initial Purchase. The Initial Purchase under this Agreement is subject to the following conditions precedent that the Administrator shall have received on or before the date of such purchase, each in form and substance (including the date thereof) satisfactory to the
Administrator:

     (a) A counterpart of the Agreement and the other Transaction Documents executed by the parties thereto.

     (b) Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller, the Originators and BAX authorizing the execution, delivery and performance by the Seller, each Originator and BAX, as the case may be, of the Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws of the Seller, each Originator and BAX.

     (c) A certificate of the Secretary or Assistant Secretary of the Seller, each Originator and BAX certifying the names and true signatures of its officers who are authorized to sign the Agreement and the other Transaction Documents. Until the Administrator receives a subsequent incumbency certificate from the Seller, each Originator or BAX, as the case may be, the Administrator shall be entitled to rely on the last such certificate delivered to it by the Seller, such Originator or BAX, as the case may be.

     (d) Acknowledgment copies, or time stamped receipt copies, of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Seller and the Issuer contemplated by the Agreement and the Sale Agreement.

     (e) Acknowledgment copies, or time-stamped receipt copies, of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by any Originator or the Seller.

     (f) Completed UCC search reports, dated on or shortly before the date of the initial purchase hereunder, listing the financing statements filed in all applicable jurisdictions referred to in subsection (e) above that name any Originator or the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Administrator may request, showing no Adverse Claims on any Pool Assets.

     (g) within 45 days of the initial purchase under the Agreement, copies of the executed (i) Lock-Box Agreements with each Lock-Box Bank and (ii) the Collection Account Agreement with the Collection Account Bank.

     (h) Favorable opinions, in form and substance reasonably satisfactory to the Administrator, of (i) general counsel for Seller, Servicer and each Originator with respect to various corporate matters and (ii) Hunton & Williams, as special counsel to the Seller, Servicer and each Originator with respect to various corporate, UCC and bankruptcy matters as requested by the Administrator.

     (i) Satisfactory results of a review (performed by representatives of the Administrator) of the Servicer's collection, operating and reporting systems, the Credit and Collection Policy of each Originator, historical receivables data and accounts, including satisfactory results of a review of the Servicer's operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the Agreement.

     (j) A pro forma Monthly Report representing the performance of the Receivables Pool for the calendar month before closing.

     (k) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 5.4 of the Agreement and the Fee Letter.

     (l) The Fee Letter duly executed by the Seller and the Servicer.

     (m) Good standing certificates with respect to each of the Seller, the Originators and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person's organization and principal place of business.

     (n) Letters from each of the rating agencies then rating the Notes confirming the rating of such Notes after giving effect to the transaction contemplated by the Agreement.

     (o) The Liquidity Agreement duly executed by the parties thereto.

     (p) A file (computer generated or otherwise) containing all information with respect to the Receivables as the Administrator or the Issuer may reasonably request.

     (q) Such other approvals, opinions or documents as the Administrator or the Issuer may reasonably request.

     2. Conditions Precedent to All Purchases and Reinvestments. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:

     (a) in the case of each purchase, the Servicer shall have delivered to the Administrator on or before such purchase, in form and substance satisfactory to the Administrator, a completed pro forma Monthly Report to reflect the level of Capital and related reserves after such subsequent purchase; and

     (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

          (i) the representations and warranties contained in Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such purchase or reinvestment as though made on and as of such date;

          (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; and

          (iii) the Purchased Interest does not exceed 100%.

                                   EXHIBIT III
                         REPRESENTATIONS AND WARRANTIES

     1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

     (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including its use of the proceeds of purchases and reinvestments: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its charter or by-laws, (B) any law, rule or regulation applicable to it, (C) any material indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties pursuant to the terms of any material indenture, loan agreement, mortgage, deed of trust or other agreement or instrument, other than the UCC filings referred to in Exhibit II to the Agreement. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

     (c) No authorization, license, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, other than the UCC filings referred to in Exhibit II to the Agreement, all of which shall have been filed on or before the date of the first purchase hereunder.

     (d) Each of the Agreement and the other Transaction Documents to which the Seller is a party constitutes its legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

                                      III-1

     (e) There is no pending or, to Seller's best knowledge, threatened action or proceeding affecting Seller or any of its properties before any Governmental Authority or arbitrator which would be reasonably likely to have a Material Adverse Effect.

     (f) No proceeds of any purchase or reinvestment will be used by the Seller to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     (g) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security, free and clear of any Adverse Claim. Upon each purchase or reinvestment, the Issuer shall acquire a valid and enforceable perfected undivided percentage ownership or security interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. The Agreement creates a security interest in favor of the Issuer in the Pool Assets, and the Issuer has a first priority perfected security interest in the Pool Assets, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office, except those filed in favor of the Seller pursuant to the Sale Agreement and the Issuer relating to the Agreement.

     (h) Each Monthly Report (if prepared by the Seller or one of its Affiliates on its behalf, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by a Responsible Officer of the Seller to the Administrator in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or as of the date so furnished.

     (i) The Seller's principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables are located at the address referred to in Section 1(b) of Exhibit IV to the Agreement.

     (j) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator in accordance with the Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements.

                                      III-2

     (k) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority binding on or affecting it or any of its properties which would be reasonably likely to have a Material Adverse Effect.

     (l) No proceeds of any purchase or reinvestment will be used by the Seller for any purpose that violates any applicable law, rule or regulation, including Regulations T, U or X of the Federal Reserve Board.

     (m) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

     (n) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interest or from the application by the Seller of the proceeds therefrom, that constitutes a Termination Event or an Unmatured Termination Event.

     (o) The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

     (p) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

     (q) The Seller's complete corporate name is set forth in the preamble to the Agreement, and it does not use and has not during the last five years used any other corporate name, trade name, doing-business name or fictitious name, except as set forth on Schedule III to the Agreement and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to Section 1(k)(iv) of Exhibit IV to the Agreement.

     (r) The Seller is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, the Seller is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (s) Each Pool Receivable, which has at any time been included in the Net Receivables Pool Balance, of an Obligor, which is not a resident of the United States, is not (and shall not at any time be) subject to any currency controls imposed by any Governmental Authority under the laws of which such Obligor is organized or a

                                      III-3
political subdivision thereof, which currency controls restrict the ability of such Obligor to pay its obligations in connection with such Pool Receivable.

     2. Representations and Warranties of the Servicer. The Servicer, represents and warrants as follows:

     (a) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its organization, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by the Servicer of the Agreement and the other Transaction Documents to which it is a party, including the Servicer's use of the proceeds of purchases and reinvestments: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its charter or by-laws, (B) any law, rule or regulation applicable to it, (C) any material indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties pursuant to the terms of any material indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument. The Agreement and the other Transaction Documents to which the Servicer is a party have been duly executed and delivered by the Servicer.

     (c) No authorization, license, approval or other action by, and no notice to or filing with any Governmental Authority or other Person, is required for the due execution, delivery and performance by the Servicer of the Agreement or any other Transaction Document to which it is a party that would have a Material Adverse Effect.

     (d) Each of the Agreement and the other Transaction Documents to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     (e) The consolidated balance sheets of The Pittston Company and its Subsidiaries at December 31, 1999, and the related consolidated statements of operations, cash flows, and

                                      III-4
shareholders' equity and other comprehensive income for the fiscal year then ended, copies of which have been furnished to the Administrator, fairly present the consolidated financial condition of The Pittston Company and its Subsidiaries at such date and the consolidated results of the operations of The Pittston Company and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since December 31, 1999 there has been no event or circumstances which have had a Material Adverse Effect.

     (f) Except as disclosed in the most recent audited financial statements of The Pittston Company furnished to the Administrator, there is no pending or, to the knowledge of a Responsible Officer of The Pittston Company or the Servicer, threatened action or proceeding affecting it or any of its Subsidiaries before any Governmental Authority or arbitrator that would have a Material Adverse Effect.

     (g) Each Monthly Report (if prepared by the Servicer or one of its Affiliates on its behalf, or to the extent that information contained therein is supplied by the Servicer or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by a Responsible Officer of the Servicer to the Administrator in connection with the Agreement is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished.

     (h) The Servicer is not in violation of any order of any court, arbitrator or Governmental Authority binding or affecting it or any of its properties, which violation would have a Material Adverse Effect.

     (i) The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

                                      III-5

                                   EXHIBIT IV
                                    COVENANTS

     1. Covenants of the Seller. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

     (a) Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

     (b) Offices, Records and Books of Account, Etc. The Seller: (i) shall keep its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to the Agreement or, pursuant to clause (k)(iv) of this
Section 1 below, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Issuer in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Administrator with at least 30 days' prior written notice before making any change in the Seller's name or making any other change in the Seller's identity or corporate structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term (or similar term) is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

     (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall (and shall cause the Servicer to) fully comply in all material respects with the applicable Credit and Collection Policies with regard to each Receivable and the related Contract.

     (d) Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Issuer, including taking such action to perfect, protect or more fully evidence the interest of the Issuer as the Issuer, through the Administrator, may reasonably request.

     (e) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller's undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph.

     (f) Extension or Amendment of Receivables. Except as provided in the Agreement, the Seller shall not, and shall not permit the Servicer to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any related Contract.

     (g) Change in Credit and Collection Policy. The Seller shall not make (or permit any Originator to make) any material change in the character of its business or in any Credit and Collection Policy, or any change in any Credit and Collection Policy that would adversely affect the collectibility of the Receivables Pool or the enforceability of any related Contract or the ability of the Seller or Servicer to perform its obligations under any related Contract or under the Agreement.

     (h) Audits. (i) The Seller shall (and shall cause each Originator to)(a) prior to the occurrence of a Termination Event or an Unmatured Termination Event, from time to time (but no more frequently than annually) during regular business hours as reasonably requested in advance by the Administrator or (b) at any time on and after the occurrence and continuance of a Termination Event or an Unmatured Termination Event or, if in the opinion of the Administrator reasonable grounds for insecurity exist with respect to the collectibility of the Pool Receivables or with respect to the Seller's performance or ability to perform its obligations under the Agreement, permit the Administrator, or its agents or representatives: (A) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or any Originator) relating to Receivables and the Related Security, including the related Contracts, and (B) to visit the offices and properties of the Seller and each Originator for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Receivables and the Related Security or the Seller's, the Servicer's or such Originator's performance under the Transaction Documents or under the Contracts with any of the officers, employees, agents or contractors of the Seller, the Servicer or such Originator having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time during regular business hours, upon five Business Days prior written notice from the Administrator, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of the Seller's or any Originator's books and records, at the Seller's or such Originator's expense (as the case may be), with respect to the Receivables. Each of the parties hereto hereby agrees that (x) in the absence of a Termination Event or an Unmatured Termination Event, audits of the type described in clause (ii) of this paragraph (h) shall be conducted only as reasonably necessary, as determined in the sole discretion of the Administrator, and all reasonable costs and expenses of any such audit, examination or review performed or otherwise prepared pursuant to this paragraph
(h) shall be paid by the Seller and (y) each party receiving information with respect to this paragraph (h) shall be subject to the standard of confidentiality provided for such information as set forth in Section 5.13 of the Agreement.

     (i) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Seller shall not, and shall not permit the Servicer or any Originator to, (x) add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller, such Originator, the Servicer or any Lock-Box Account (or related post office box), or (y) add or terminate any bank as the Collection Account Bank or any account as the Collection Account unless, in either case, the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements and/or a Collection Account Agreement, as applicable) that it may request in connection therewith.

     (j) Deposits to Lock-Box Accounts. The Seller shall (or shall cause the Servicer to): (i) instruct all Obligors to make payments of all Receivables (or cause all payments on Receivables to be made) to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and
(ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or any Originator into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account and the Collection Account shall at all times be subject to a Lock-Box Agreement and a Collection Account Agreement, as applicable. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or the Collection Account cash or cash proceeds other than Collections.

     (k) Reporting Requirements. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

          (i) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of unaudited financial statements of the Seller for such year certified as to accuracy by a financial officer, treasurer or accounting officer of the Seller;

          (ii) as soon as possible and in any event within five Business Days after the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

          (iii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate;

          (iv) at least fifteen days before any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

          (v) promptly after the Seller obtains knowledge thereof, notice of any: (A) material litigation, investigation or proceeding that may exist at any time between the Seller and any Person which would reasonably be expected to have a Material Adverse Effect or (B) material litigation or proceeding relating to any Transaction Document;

          (vi) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer or any Originator which (a) in the case of the Seller, would reasonably be expected to have a Material Adverse Effect and (b) in the case of the Servicer or any Originator, would have a Material Adverse Effect; and

          (vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Administrator may from time to time reasonably request.

     (l) Certain Agreements. Without the prior written consent of the Administrator, the Seller will not (and will not permit any Originator to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller's certificate of incorporation or by-laws.

     (m) Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as "Restricted Payments").

          (ii) Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company Notes in accordance with its terms, and (B) if no amounts are then outstanding under the Company Notes, the Seller may declare and pay dividends.

          (iii) The Seller may make Restricted Payments only out of the funds it receives pursuant to Sections 1.4(b)(ii) and (iv) of the Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Seller's tangible net worth would be less than $1,500,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or

     Unmatured Termination Event shall have occurred and be continuing.

     (n) Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers' acceptances) other than pursuant to this Agreement or the Company Notes; or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

     (o) Use of Seller's Share of Collections. The Seller shall apply the Seller's Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Issuer, the Servicer and the Administrator under the Agreement and under the Fee Letter); (ii) the payment of accrued and unpaid interest on the Company Notes; and (iii) other legal and valid corporate purposes.

     (p) Tangible Net Worth. The Seller will not permit its tangible net worth, at any time, to be less than $1,500,000.

     2. Covenants of the Servicer. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

     (a) Compliance with Laws, Etc. The Servicer and, to the extent that it ceases to be the Servicer, BAX shall comply (and shall cause each Originator to comply) in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

     (b) Records and Books of Account, Etc. The Servicer and, to the extent that it ceases to be the Servicer, BAX, also will (and will cause each Originator to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

     (c) Change in Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, BAX, shall not make (and shall not permit any Originator to make) any change in the character of its business or in any Credit and Collection Policy, or any change in any Credit and Collection Policy that would have a Material Adverse Effect on the collectibility of the Receivables Pool or the enforceability of any related Contract or the ability of the Seller or Servicer to perform its obligations under any related Contract or under the Agreement.

     (d) Audits. (i) The Servicer and, to the extent that it ceases to be the Servicer, BAX, shall (and shall cause each Originator to)(a) prior to the occurrence and continuance of a Termination Event or an Unmatured Termination Event, from time to time (but no more frequently than annually) during regular business hours as reasonably requested in advance by the Administrator or (b) at any time on and after the occurrence of a Termination Event or an Unmatured Termination Event or, if in the opinion of the Administrator reasonable grounds for insecurity exist with respect to the collectibility of the Pool Receivables or with respect to the Servicer's performance or ability to perform its obligations under the Agreement, permit the Administrator, or its agents or representatives: (A) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts, and (B) to visit its offices and properties for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time during regular business hours, upon five Business Days prior written notice from the Administrator, permit certified public accountants or other auditors acceptable to the Administrator to conduct, at Servicer's expense, a review of the Servicer's books and records with respect to the Receivables. Each of the parties hereto hereby agrees that (x) in the absence of a Termination Event or an Unmatured Termination Event, audits of the type described in clause (ii) of this paragraph (d) shall be conducted only as reasonably necessary, as determined in the sole discretion of the Administrator, and all reasonable costs and expenses of any such audit, examination or review performed or otherwise prepared pursuant to this paragraph (d) shall be paid by the Servicer and (y) each party receiving information with respect to this paragraph

(d) shall be subject to the standard of confidentiality provided for such information as set forth in Section 5.13 of the Agreement.

     (e) Deposits to Lock-Box Accounts. The Servicer shall: (i) instruct all Obligors to make payments of all Receivables (or cause all payments on Receivables to be made) to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis); and (ii) deposit, or cause to be deposited, any Collections received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account and the Collection Account shall at all times be subject to a Lock-Box Agreement and a Collection Account Agreement, as applicable. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or the Collection Account cash or cash proceeds other than Collections.

     (f) Reporting Requirements. The Servicer shall provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

          (i) As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of The Pittston Company, (a) copies of the unaudited consolidated balance sheet of The Pittston Company and its Subsidiaries at the end of such quarter, together with unaudited statements of operations and cash flows for such quarter and the portion of the fiscal year through such quarter, prepared in accordance with GAAP (except for the omission of notes and subject to year-end adjustments) and certified by a financial officer, treasurer or an accounting officer of The Pittston Company, (b) a letter from a financial officer, treasurer or an accounting officer of the Servicer certifying to the best knowledge of such officer, that neither a Termination Event nor an Unmatured Termination Event has occurred and is continuing;

          (ii) As soon as available and in any event within 120 days after the end of each fiscal year of the Servicer, (a) a copy of the consolidated balance sheet of The Pittston Company and its Subsidiaries at the end of such fiscal year, together with the related statements of operations, cash flows, and shareholders' equity and other comprehensive income for such fiscal year, each prepared in accordance with GAAP applied consistently throughout the periods reflected therein, and (b) a letter from a financial officer, treasurer or an accounting officer of the Servicer certifying to the best knowledge of such officer, that neither a Termination Event nor an Unmatured Termination Event has occurred and is continuing, in each case as at the end of each such fiscal year and the date of delivery of such letter;

          (iii) as soon as available and in any event not later than the tenth Business Day after the last day of each calendar month, a Monthly Report as of the last day of such month or, within five Business Days of a request by the Administrator, a Monthly Report for such periods as is specified by the Administrator (including on a semi-monthly, weekly or daily basis);

          (iv) promptly after the sending or filing thereof, copies of all reports that the Servicer sends to any of its security holders, and copies of all reports and registration statements that the Servicer or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

          (v) promptly after the filing or receiving thereof, copies of any ERISA Notices that the Servicer or any of its Affiliates files or that such Person or any of its Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any of its Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Servicer and/or any such Affiliate;

          (vi) promptly after the Servicer obtains knowledge thereof, notice of:
     (A) the commencement of any proceedings by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against the Servicer or any of its Subsidiaries which would have a Material Adverse Effect; or (B) litigation or proceeding relating to any Transaction Document;

          (vii) As soon as available and in any event within 120 days after the end of each fiscal year of Servicer beginning with the fiscal year ending December 31, 2001, the Servicer shall, at the Servicer's expense, cause a firm of independent public accountants acceptable to the Administrator, to furnish a report to the Administrator, setting forth the results of agreed-upon procedures performed by the accountants for such fiscal year. The agreed-upon procedures will include the following: (i) a comparison and reconciliation of the information contained in a sample of three of the Monthly Reports delivered during such fiscal year with the information contained in the Servicer's records and computer systems for such periods,
     (ii) a recalculation or verification of the Net Receivables Pool Balance as of the end of each Yield Period as reflected in the three Monthly Reports sampled in (i) above, (iii) determining, through inquiry and examination of supporting documentation for a sample of invoices, that the treatment of the Receivables by the Servicer as Eligible Receivables meets the definition thereof contained in
     Exhibit I of the Agreement, and (iv) procedures to support the validity, accuracy, and aging of the Receivables as reflected in the Servicer's records, using a scope consistent with that employed by the accountants to enable them to express an opinion on the consolidated financial statements of The Pittston Company. The Servicer shall not be required to cause such independent public accountants to furnish such report following the Facility Termination Date or any Termination Event where the Issuer and the Administrator have received all Collections and all other amounts due under the Agreement; and

          (viii) such other information in respect of the Receivables or the condition or operations, financial or otherwise, of BAX or any of its Affiliates as the Administrator may from time to time reasonably request.

     3. Separate Existence. The Seller hereby acknowledges that the Purchasers, the Issuer and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller's identity as a legal entity separate from its Affiliates or any other Person. Therefore, from and after the date hereof, the Seller shall take all steps specifically required by the Agreement or reasonably required by the Administrator to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of any other Person, and is not a division of BAX, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Seller shall take such actions as shall be required in order that:

          (a) The Seller will be a limited purpose corporation whose primary activities are restricted in its articles of incorporation to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

          (b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

          (c) At least one member of the Seller's Board of Directors (the "Independent Director") shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of BAX or any of its Affiliates. The articles of incorporation of the Seller shall provide that: (i) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

          (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, BAX or any Affiliate thereof;

          (e) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller's funds;

          (f) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with BAX (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that BAX shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, rating agency and other fees;

          (g) The Seller's operating expenses will not be paid by BAX or any other Affiliate thereof;

          (h) All of the Seller's business correspondence and other communications shall be conducted in the Seller's own name and on its own separate stationery;

          (i) The Seller's books and records will be maintained separately from those of BAX and any other Affiliate thereof;

          (j) All financial statements of BAX or any Affiliate thereof that are consolidated to include Seller will contain a disclosure describing this transaction that will indicate that (i) all of the Seller's assets are owned by the Seller and (ii) the Seller is a separate entity with creditors who have interests in the Seller's assets.

          (k) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of BAX or any Affiliate thereof;

          (l) The Seller will strictly observe corporate formalities in its dealings with BAX or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of BAX or any Affiliate thereof except as permitted by the Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which BAX or any Affiliate thereof (other than BAX in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of BAX or any Subsidiary or other Affiliate of BAX. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate; and

          (m) The Seller will maintain arm's-length relationships with BAX (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor BAX will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and BAX will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

          (n) BAX shall not pay the salaries of Seller's employees, if any.

                                    EXHIBIT V
                               TERMINATION EVENTS

     Each of the following shall be a "Termination Event":

     (a)(i) the Seller, any Originator or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement or (ii) except as otherwise specifically provided in this Exhibit V, the Seller, any Originator or the Servicer shall fail to perform or observe any other term, covenant or agreement under the Agreement or any other Transaction Document and such failure shall continue unremedied for a period of 30 days;

     (b) The Servicer shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that such Servicer then has as Servicer;

     (c) any representation or warranty made or deemed made by the Seller, the Servicer or any Originator (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report delivered by any Responsible Officer of the Seller, the Servicer or such Originator pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;

     (d) the Seller or the Servicer shall fail to deliver the Monthly Report pursuant to the Agreement, and such failure shall remain unremedied for five days;

     (e) the Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Issuer with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

     (f) the Seller, the Servicer (and, if BAX is not then the Servicer, BAX) or any Originator shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Servicer (and if BAX is not then the Servicer, BAX) or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or the entry of an order granting the requested relief shall be entered; or the Seller, the Servicer (and if BAX is not then the Servicer, BAX) or any Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;

     (g)(i)(A) the Default Ratio shall exceed 9%, (B) the Delinquency Ratio shall exceed 14%, (C) the Dilution Ratio shall exceed 6% or (D) the Loss-to-Liquidation Ratio shall exceed 1.5% or (ii) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 7.5% or (B) the Delinquency Ratio shall exceed 11%, (C) the Dilution Ratio shall exceed 4.5% or (D) the Loss-to-Liquidation Ratio shall exceed 1.0%.

     (h) a Change in Control shall occur,

     (i) at any time, the Purchased Interest shall exceed 100%,

     (j) any acceleration of any of the obligations of The Pittston Company or any of its subsidiaries arising under that certain Credit Agreement dated as of October 3, 2000 (as amended, supplemented or otherwise modified from time to time), among The Pittston Company, certain of its Subsidiaries, the lenders named therein and Bank of America, National Association, as administrative agent;

     (k) either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA,
(ii) the Internal Revenue Service shall file a notice of lien asserting a claim pursuant to the Internal Revenue Code with regard to any of the assets of Seller, any Originator, the Servicer (and, if BAX is not then the Servicer, BAX) or any ERISA Affiliate, or (iii) the Pension Benefit Guaranty Corporation shall file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, such Originator, (and, if BAX is not then the Servicer, BAX) or any ERISA Affiliate.

                                   V-2